UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2026

AFFINITY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39914	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01
Other Events

As previously announced, on March 30, 2026, Affinity Bancshares, Inc. (the “Company”) and Affinity Bank, National Association (“Affinity Bank” and, together with the Company, “Affinity”), Fidelity BancShares (N.C.), Inc. (“Fidelity BancShares”), The Fidelity Bank (“Fidelity Bank”) and TFB Merger Subsidiary, Inc., a North Carolina corporation that will be formed as a wholly owned subsidiary of Fidelity Bank to facilitate the merger (“Merger Sub,” and together with Fidelity BancShares and Fidelity Bank, “Fidelity”), entered into an Agreement and Plan of Merger (the “Agreement”). Pursuant to the Agreement, (i) Merger Sub will merge with and into the Company, with the Company as the surviving corporation, and Merger Sub will cease to exist; (ii) the Company will merge with and into Fidelity Bank, with Fidelity Bank as the surviving corporation, and the Company will cease to exist; and (iii) Affinity Bank will merge with and into Fidelity Bank, with Fidelity Bank as the surviving entity (the “Mergers”).

Fidelity Bancshares and Fidelity Bank have received all required regulatory approvals and non-objections to complete the Mergers. The Mergers are expected to close during the third quarter of 2026, subject to the satisfaction of customary closing conditions.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the proposed Mergers, their timing and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks, and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Certain factors that could cause actual results to differ materially from expected results include: failure to satisfy the remaining conditions of the transaction on a timely basis or at all or other delays in completing the Mergers; the reputational risks and the reaction of Affinity Bank’s and Fidelity Bank’s customers to the transaction; the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the Agreement; difficulties in achieving cost savings from the Mergers or in achieving such cost savings within the expected time frame; difficulties in integrating Affinity Bank; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions, including potential recessionary conditions; legislative and regulatory changes that adversely affect the business in which Affinity Bank is engaged; and changes in the securities markets and other risks and uncertainties. Additional factors that could cause results to differ materially from those described above can be found in Affinity’s Annual Report on Form 10-K for the year ended December 31, 2025, and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent filings with the Securities and Exchange Commission, each of which is on file with the SEC and available in the “Investors Relations” section of Affinity’s website, https://affinitybankshares.q4ir.com.

Item 9.01
Financial Statements and Exhibits
Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFINITY BANCSHARES, INC.

DATE: July 17, 2026	By:	/s/ Brandi Pajot
Brandi Pajot
Senior Vice President and Chief Financial Officer